EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Universal American Financial Corp. 401 (k) Savings Plan of our report dated October 15, 2003 with respect to the financial statements and supplemental schedule of the Universal American Financial Corp. 401 (k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.





                                                           /s/ Ernst & Young LLP


New York, New York
October 15, 2003





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